EXHIBIT 23.4






               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Post Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration Statement File No. 333-11471) for Time Warner Inc. (formerly known as TW Inc.).





                                         ARTHUR ANDERSEN LLP




Stamford, Connecticut
October 10, 1996